As filed with the Securities and Exchange Commission on September 11, 1995
                                                  Registration Statement No. 33-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           -------------------------


                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                              DYNATECH CORPORATION
             (Exact name of Registrant as specified in its charter)
   Massachusetts                                        04-2258582
(State of incorporation)                 (I.R.S. Employer Identification Number)

                        Three New England Executive Park
                        Burlington, Massachusetts 01803
                                 (617) 272-6100
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                        -------------------------------

                                Robert H. Hertz
                     Treasurer and Chief Financial Officer
                              DYNATECH CORPORATION
                          3 New England Executive Park
                        Burlington, Massachusetts 01803
                                 (617) 272-6100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          ----------------------------

                                    Copy to:
                          Edward T. O'Dell, Jr., P.C.
                            GOODWIN, PROCTER & HOAR
                        Exchange Place, 53 State Street
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.|_|
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
If this form is used to register additional  securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.|_|
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.|_|
If delivery of the Prospectus is expected to be made pursuant to Rule 434,
 please check the following box.|_|
                          ----------------------------

                        CALCULATION OF REGISTRATION FEE
=============================================================================================================================
Title of Shares to be       Amount to be      Proposed Maximum Offering          Proposed Maximum                Amount of
   Registered (1)            Registered           Price Per Unit(2)          Aggregate Offering Price        Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value       688,096                 $20.00                       $13,761,920                     $4,746
   $0.20 per share
=============================================================================================================================

(1) This Registration Statement also relates to the Rights to purchase shares of Series A Junior Participating Cumulative Preferred Stock of Dynatech Corporation which are attached to all shares of Common Stock outstanding as of, and issued subsequent to, March 3, 1989, pursuant to the terms of Dynatech Corporation's Shareholder Rights Agreement dated as of February 16, 1989, as amended and restated as of March 12, 1990. Until the occurrence of certain prescribed event, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred with and only with such stock.

(2) This estimate is made pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of determining the amount of the registration fee and is based upon the market value of outstanding shares of Dynatech Corporation's Common Stock on September 5, 1995, utilizing the average of the high and low sales prices reported on the NASDAQ National Market System on that date.
--------------------------------------------------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL NOR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 1995

PRELIMINARY PROSPECTUS

                                 688,096 Shares


                                    DYNATECH
                                   CORPORATION


                                  Common Stock


                                ---------------

        All of the shares (the "Shares") of common stock, $0.20 par value per share (the "Common Stock"), of Dynatech Corporation ("Dynatech" or the "Company") offered hereby are being registered for the account of a certain stockholder of Dynatech named herein (the "Selling Stockholder"). See "Plan of Distribution" and "Selling Stockholder."

        The Selling Stockholder, directly or through agents, dealers or underwriters designated from time to time, may sell all or a portion of the Shares offered hereby from time to time on terms to be determined at the time of sale. The Selling Stockholder reserves the sole right to accept and, together with such Selling Stockholder's agents, dealers or underwriters from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents, dealers or underwriters.

        The aggregate proceeds to the Selling Stockholder from the sale of the Shares offered hereby (the "Offering") will be the purchase price of the Shares sold less the aggregate agents' commissions and underwriters' discounts, if any. The Company will pay all of the expenses of the Offering other than agents' and brokers' commissions, underwriters' discounts and transfer taxes, if any. The Company will not receive any direct proceeds from the sale of the Shares offered hereby by the Selling Stockholder. See "Selling Stockholder."

        The Selling Stockholder and any agents, dealers or underwriters that participate with the Selling Stockholder in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which case any commissions received by such agents, dealers or underwriters and any profit on the resale of the Shares purchased by them may be deemed underwriting commissions or discounts under the Securities Act.

     The Common Stock is listed on the NASDAQ National Market System under the symbol "DYTC."


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.



                              -------------------


                    THE ATTORNEY GENERAL OF THE STATE OF NEW
                     YORK HAS NOT PASSED ON OR ENDORSED THE
                            MERITS OF THIS OFFERING.
                ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.



                    The date of this Prospectus is September   , 1995.

                             AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and proxy statements and other information with the Securities and Exchange Commission (the "SEC" or "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth
Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies may be obtained at the prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. In addition, the Shares are listed on the NASDAQ National Market System, and such materials can be inspected and copied at the NASDAQ National Market System, 1735 K Street, N.W., Washington, D.C. 20006.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Company hereby incorporates by reference the documents listed in (a) through (d) below, which have previously been filed with the Commission:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995;

               (b) The description of the Common Stock contained in the Company's registration statement for such class of securities filed with the Commission pursuant to Section 12 of the Exchange Act, and any
        amendments   or  reports   filed  for  the  purpose  of  updating   such
        description;

               (c) The description of the Company's Rights to purchase the Company's Series A Junior Participating Cumulative Preferred Stock contained in the Registration Statement on Form 8-A dated February 21, 1989, and any amendments or reports filed for the purpose of updating such description; and

               (d) The Company's Current Report on Form 8-K dated September 7, 1995.

        In addition, all documents subsequently filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

                                  THE COMPANY

        The Company is a Massachusetts corporation incorporated in 1959. The Company supplies products worldwide for the support of voice, video, and data communications. The Company's principal executive office is located at 3 New England Executive Park, Burlington, Massachusetts 01803 and its telephone number at that location is (617) 272-6100.

                              SELLING STOCKHOLDER

        All of the Shares offered hereby are being registered for the account of Harris-Bowman Enterprises, Inc. (formerly known as Virginia Tele-Path Industries, Inc.), a Virginia corporation and a stockholder of the Company (the "Selling Stockholder"). To the best of the Company's knowledge the Shares offered hereby constitute all of the shares of Common Stock beneficially owned by the Selling Stockholder, and approximately 3.8% of the total outstanding shares of Common Stock of the Company as of September 5, 1995. If all of the Shares offered hereby are sold, to the best of the Company's knowledge the Selling Stockholder will no longer beneficially own any shares of Common Stock of the Company. There can be no assurance that all or any of the Shares offered hereby will be sold.

     The Selling Stockholder acquired the Shares from the Company on September 1, 1995 pursuant to an Asset Purchase Agreement dated as of August 23, 1995 by and among Dynatech Communications, Inc., an indirect subsidiary of the Company ("DCI"), the Company, the Selling Stockholder and all of the stockholders of the Selling Stockholder (the "Asset Purchase Agreement"), pursuant to which DCI and the Company acquired and assumed the business and certain of the assets and liabilities of the Selling Stockholder (the "Acquisition") for consideration consisting of the Shares and cash. The Asset Purchase Agreement provides for the following adjustments to be made to the cash portion of the consideration paid to the Selling Stockholder under the Asset Purchase Agreement. If the Selling Shareholder sells any of the Shares prior to December 1, 1995 (all such Shares sold prior to such date being hereinafter referred to as the "Liquidated Shares") and the net proceeds (after payment of all agents' and brokers' commissions, underwriters' discounts and transfer taxes) received by the Selling Stockholder from the sale of the Liquidated Shares exceeds $19.91 per share, the cash portion of the consideration paid to the Selling Stockholder under the Asset Purchase Agreement is to be reduced by the amount of such excess and the Selling Stockholder is required to refund such excess to the Company. Alternatively, if the net proceeds received by the Selling Stockholder from the sale of the Liquidated Shares is less than $19.91 per share, the cash portion of the consideration paid to the Selling Stockholder under the Asset Purchase Agreement is to be increased by the amount of such difference and the Company is required to pay such difference to the Selling Stockholder.

        The aggregate proceeds to the Selling Stockholder from the sale of the Shares offered hereby will be the purchase price of the Shares sold less the aggregate agents' commissions and underwriters' discounts, if any. The Company will pay all of the expenses of the Offering other than agents' and brokers' commissions, underwriters' discounts and transfer taxes, if any. The Company will not receive any direct proceeds from the sale of the Shares offered hereby.

                            SECURITIES TO BE OFFERED

        The securities offered hereby consist of shares of the Company's Common Stock, par value $0.20 per share. The Common Stock is traded on the over-the-counter market and has been quoted through the National Association of Securities Dealers Automated Quotation National Market System (NASDAQ Symbol:
DYTC) since January 1974.

                              PLAN OF DISTRIBUTION

        The Shares offered hereby may be sold by the Selling Stockholder from time to time, subject to certain volume and timing restrictions more fully described below, on the NASDAQ National Market System through one or more brokers, underwriters, dealers or agents acceptable to the Company on terms to be determined by the Selling Stockholder at the time of such sales. The Selling Stockholder may also make private sales through brokers, underwriters, dealers or agents acceptable to the Company. Such brokers, underwriters, dealers or agents may receive consideration in the form of discounts and commissions which may be in excess of ordinary brokerage commissions and which may be paid by the Selling Stockholder and/or the purchasers of the Shares offered hereby for whom such brokers, underwriters, dealers or agents may act. The Selling Stockholder and any brokers, dealers or agents that participate in the distribution of the Shares offered hereby may be deemed to be "underwriters" as defined in the Securities Act, and any profit on the sale of such Shares offered hereby by them and any discounts, commissions or concessions received by any such brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. The aggregate proceeds to the Selling Stockholder from sales of the Shares offered by the Selling Stockholder hereby will be the purchase price of such Common Stock less all agents' and brokers' commissions, underwriters' discounts and transfer taxes, if any.

        The Shares offered hereby may also be sold from time to time subject to certain volume and timing restrictions more fully described below, in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. In order to comply with the securities laws of certain states, if applicable, the Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Common Stock offered hereby may not simultaneously engage in market making activities with respect to the Common Stock for a period of two business days prior to the commencement of such distribution. Without limiting the foregoing, the Selling Stockholder also will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-2, 10b-6 and 10b-7, which may limit the timing of purchases and sales of the Company's Common Stock by the Selling Stockholder.

        In accordance with the terms of the Asset Purchase Agreement, the Selling Stockholder has deposited 150,678 of the Shares with an escrow agent to be held for one year as security for the Selling Stockholder's obligations to the Company and DCI under the Asset Purchase Agreement, and the Selling Stockholder has agreed not to sell any of these Shares prior to September 1, 1997. In addition, the Asset Purchase Agreement provides that the Selling Stockholder and all brokers, dealers and agents retained by the Selling Stockholder shall not sell (i) more than an aggregate of 50,000 of the Shares during any calendar day or (ii) more than an aggregate of 150,000 of the Shares during any calendar week, except in connection with sales of a "block" of the Shares (as such term is defined in Rule 10b-18 under the Exchange Act).

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

--------------------------------------------------------------------------------

    No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, the Selling Stockholder or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                          ---------------------------

                               TABLE OF CONTENTS

                                                 Page

Available Information..........................    2

Incorporation of Certain
  Documents by Reference.......................    2

The Company....................................    2

Selling Stockholder............................    2

Securities to be Offered.......................    3

Plan of Distribution...........................    3



--------------------------------------------------------------------------------



                                 688,096 Shares



                                    DYNATECH
                                   CORPORATION



                                  Common Stock

                          ---------------------------


                                   PROSPECTUS

                          ---------------------------










                                September , 1995




--------------------------------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

        Registration fee .....................................           $ 4,746
        Legal fees and expenses ..............................             7,500
        Accountants' fees and expenses .......................             3,000
        Miscellaneous ........................................             1,754
                                                                         -------
                  Total ......................................           $17,000
                                                                         =======


        All expenses in connection with the issuance and distribution of the securities being offered will be borne by the Company.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Restated Articles of Organization of the Company, as amended (the "Articles of Organization"), provide that, except as limited by law, directors and officers of the Company shall be indemnified by the Company for all expenses incurred by them in connection with any proceeding in which they are involved as a result of serving or having served as a director or officer of the Company or of any other organization which they served at the request of the Company; provided that no indemnification shall be provided to a director or officer with respect to a matter as to which it shall have been adjudicated in any proceeding that he did not act in good faith in the reasonable belief that his action was in the best interests of the Company (the "Standard"). For purposes of such indemnification, the Articles of Organization provide that (i) in connection with service to an employee benefit plan, no director or officer shall be deemed to have failed to act in accordance with the Standard if he or she acted in good faith in the reasonable belief that his or her action was in the best interest of the participants or beneficiaries of said plan; and (ii) that as to any matter disposed of by compromise payment by the officer or director, indemnification will not be provided unless the settlement is approved by a majority of the directors not a party to such proceeding, the stockholders, or legal counsel. Payments may be made in advance of a final determination of a suit or proceeding so long as the applicant promises to repay such advances if it is ultimately determined that he or she is not eligible for indemnification. The Board of Directors may also authorize indemnification of the Company's employees and agents to whatever extent it may determine, which may be in the same manner and to the same extent provided above. The provisions of the Articles of Organization of the Company do not limit any lawful rights to indemnification existing independently of such provisions.

        The Articles of Organization provide that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages arising out of the director's breach of his or her fiduciary duty, except to the extent that the Massachusetts Business Corporation Law ("MBCL") does not permit exemption from such liability. Currently, the MBCL provides that a director remains potentially liable for monetary damages for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) any acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) any improper payment of a dividend, improper repurchase of the Company's stock, or certain loans to directors and officers of the Company in violation of Section 61 or 62 of MBCL; or (iv) any transaction from which a director derives an improper benefit.

        The Company has purchased directors' and officers' liability insurance, which insures against certain losses arising from claims against directors or officers of the Company by reason of certain acts, including a breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted or any of the foregoing so alleged by any claimant or any claim against an officer or director of the Company solely by reason of his being such officer or director.

        In connection with a number of transactions in which the Company has acquired other businesses, the Company has agreed to register shares of the Company acquired by the sellers in such transactions. In some of these cases the registration rights have provided for indemnification by the selling stockholders of the Company and its directors, officers and shareholders for liabilities arising out of any untrue statements of material facts included in the associated registration statements and prospectuses in reliance upon information supplied by such selling stockholders.

ITEM 16.  EXHIBITS.

EXHIBIT NO.       DESCRIPTION

2.1 Asset Purchase Agreement, dated as of August 23, 1995, by and among Dynatech Communications, Inc., the Company, the Selling Stockholder and the stockholders of the Selling Stockholder (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K dated September 7, 1995).
5.1 Opinion of Goodwin, Procter & Hoar as to the legality of the securities being registered.
23.1              Consent of Coopers & Lybrand L.L.P.,  Independent Accountants.
23.2 Consent of Goodwin, Procter & Hoar (included in Exhibit 5.1 hereto).
24.1 Powers of Attorney (included in Part II of this registration statement).


ITEM 17.  UNDERTAKINGS.

        (a)    The undersigned registrant hereby undertakes:

                      (1) To file,  during any  period in which  offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To  include  any  prospectus  required  by  Section
                    10(a)(3) of the Securities Act;

                         (ii) To reflect in the  prospectus  any facts or events
                    arising  after  the  effective  date  of  the   registration
                    statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                         (iii) To include any material  information with respect
                    to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to
               Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                      (2) That,  for the purpose of  determining  any  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

                      (3)  To   remove   from   registration   by   means  of  a
               post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is,
              therefore,  unenforceable.   In  the  event  that  a  claim  for
              indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by
              controlling   precedent,   submit  to   a  court  of appropriate
              jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, on September 11, 1995.

                              DYNATECH CORPORATION



                                      By:  ROBERT H. HERTZ
                                           Chief Financial Officer and Treasurer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Dynatech Corporation hereby severally constitute John F. Reno and Robert H. Hertz, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Dynatech Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                      TITLE                             DATE

JOHN F. RENO             President, Chief Executive           September 11, 1995
                         Officer and Director (Principal
                         Executive Officer)

ROBERT H. HERTZ          Treasurer and Chief Financial        September 11, 1995
                         Officer (Principal Financial
                         Officer)

JOHN C. MAAG             Corporate Controller (Principal      September 11, 1995
                         Accounting Officer)

RICHARD K. LOCHRIDGE     Chairman of the Board                September 11, 1995

RONALD L. BITTNER        Director                             September 11, 1995

THEODORE COHN            Director                             September 11, 1995

WILLIAM R. COOK          Director                             September 11, 1995

O. GENE GABBARD          Director                             September 11, 1995

JAMES B. HANGSTEFER      Director                             September 11, 1995

ROBERT G. PAUL           Director                             September 11, 1995

                                 EXHIBIT INDEX


EXHIBIT NO.        DESCRIPTION                                            PAGE*

2.1 Asset Purchase Agreement, dated as of August 23, 1995, by and among Dynatech Communications, Inc., the Company, the Selling Stockholder and all of the stockholders of the Selling Stockholder (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K dated September 7, 1995).

5.1 Opinion of Goodwin, Procter & Hoar as to the legality of the securities being registered.

23.1               Consent of Coopers & Lybrand L.L.P., Independent
                   Accountants.

23.2               Consent of Goodwin, Procter  & Hoar (included in
                   Exhibit 5.1 hereto).

24.1 Powers of Attorney (included in Part II of this registration statement).

------------------------------

*        Refers to sequentially numbered copy.